Exhibit 21

NAME	Domicile
Anchor Bay Enterainment Australia PTY LTD. (fka Starz Home Entertainment Australia PTY Ltd)	Australia
Anchor Bay Entertainment Canada Co. (fka Starz Home Entertainment Canada Co; Anchor Bay Entertainment Canada Corp.)	Canada
Anchor Bay Entertainment UK Limited (fka Starz Home Entertainment UK Limited)	UK
Anchor Bay Entertainment, LLC (fka Starz Home Entertainment, LLC; IDT Home Entertainment, Inc.)	DE
Aries Pictures LLC	CO
Atlanta Braves, Inc.	GA
Atlanta National League Baseball Club, Inc.	GA
Barefoot Acquisition, LLC	DE
Braves Productions, Inc.	GA
Chalk Line Productions, LLC (fka Chalk Line Productions, Inc.)	CO
Communication Capital, LLC (fka Communication Capital Corp.)	DE
Deadspace 2, LLC	DE
Film Roman, LLC (fka Film Roman California, LLC)	DE
JJCK, LLC (dba EmFinders)	TX
KnowledgeWhere Holdings, Inc.	DE
LBTW I, LLC (fka LBTW I, Inc.)	DE
LCAP Investments, LLC	DE
LDIG 2, LLC (fka LDIG II, LLC)	DE
LDIG Cars, Inc.	DE
LDIG Financing LLC	DE
Leisure Arts, Inc.	DE
Liberty Aero, LLC (fka Liberty Aero, Inc.)	DE
Liberty AGI, LLC (fka Liberty AGI, Inc.)	DE
Liberty Animal Planet, LLC	CO
Liberty Asset Management, LLC	DE
Liberty Associated Holdings LLC	DE
Liberty Associated, Inc.	DE
Liberty ATCL, Inc.	CO
Liberty BC Capital, LLC	DE
Liberty Cayman Preferred Company	Cayman
Liberty Centennial Holdings, Inc.	DE
Liberty Challenger, LLC	DE
Liberty Citation, Inc.	DE
Liberty CM, Inc.	DE
Liberty CNBC, Inc.	CO
Liberty Crown, Inc.	DE
Liberty Denver Arena LLC	DE
Liberty Fun Assets, LLC	DE
Liberty GI II, Inc.	DE
Liberty GI, Inc.	DE
Liberty GIC, Inc.	CO
Liberty IATV Holdings, Inc.	DE
Liberty IATV, Inc.	DE
Liberty IB2, LLC	DE
Liberty Java, Inc.	CO
Liberty KV, LLC	DE

Liberty MCNS Holdings, Inc.	CO
Liberty MLP, Inc.	CO
Liberty NC, LLC (fka Liberty NC, Inc.)	DE
Liberty NEA, Inc.	DE
Liberty PL2, Inc.	DE
Liberty PL3, LLC	DE
Liberty Programming Company LLC	DE
Liberty Property Holdings, Inc.	DE
Liberty Radio, LLC	DE
Liberty Radio, 2, LLd	DE
Liberty Satellite & Technology, Inc. (fka TCI Satellite Entertainment, Inc.)	DE
Liberty Satellite Radio, Inc.	DE
Liberty Satellite, LLC	DE
Liberty Sling, Inc.	DE
Liberty Spinco, Inc.	DE
Liberty Sports Interactive, Inc. (fka CDM Fantasy Sports Corp.)	DE
Liberty Telematics, LLC (fka Liberty Satellite Radio Holdings, LLC)	DE
Liberty Tower, Inc.	DE
Liberty Virtual Pets, LLC	DE
Liberty WDIG, Inc.	DE
Liberty XMSR, Inc.	DE
LMC BET, LLC	DE
LMC Brazil, LLC	DE
LMC Denver Arena, Inc.	DE
LMC Events, LLC	DE
LMC IATV Events, LLC	DE
LSAT Astro LLC	DE
LSR Foreign Holdings 2, LLC	DE
LSR Foreign Holdings, LLC	DE
LTWX I, LLC (fka LTWX I, Inc.)	DE
LTWX V, Inc.	CO
MacNeil/Lehrer Productions [gp]
Manga Entertainment Limited	UK
Namor Productions, LLC (fka Namor Productions, Inc.)	DE
Noir Productions New Zealand Limited	NZ
Overture Films, LLC	DE
SEG Investments, Inc.	DE
SFD Productions, LLC	DE
Sparty Films LA, LLC	DE
Sparty Investments, LLC	DE
Starz Australia Holdings Pty Ltd.	Australia
Starz Canada Holdco, LLC	DE
Starz Canada Holdings II B.V.	Netherlands
Starz Entertainment, LLC (fka Starz Entertainment Group LLC; Starz Encore Group LLC)	CO
Starz Finance Group	DE
Starz Incursion Productions, LLC	DE
Starz Independent, LLC	DE
Starz Media Group, LLC (fka Starz Media Group, Inc.; fka Liberty Entertainment, Inc.)	DE
Starz Media, LLC (IDT Entertainment, Inc.)	DE
Starz Miami Productions, LLC	DE

Starz Noir Productions, LLC	DE
Starz Pirates Productions, LLC	DE
Starz UK Holdings Limited	UK
Starz, LLC	DE
The Stadium Club, Inc.	GA
TP Israel, LLC	DE
TP Locater Sub, LLC (f/k/a Zoombak, LLC fka Connectid, LLC)	DE
TP UK, LLC	DE
TPRT, LLC	DE
TP Nigeria, LLC (f/k/a TruePosition Nigeria, LLC)	DE
TruePosition, Inc.	DE
TSAT Holding 1, Inc.	DE
TSAT Holding 2, Inc.	DE
Useful Networks, Inc.	DE